Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-215123 and 333-221843) of Paratek Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-135506) pertaining to the Novacea, Inc. 2006 Incentive Award Plan and the Amended 2001 Stock Option Plan of Novacea, Inc.,
(3)	Registration Statement (Form S-8 No. 333-150869) pertaining to the Novacea, Inc. 2006 Incentive Award Plan,
(4)	Registration Statement (Form S-8 Nos. 333-157927, 333-164468, 333-172041, 333-180517, 333-187254 and 333-194624) pertaining to the 2006 Incentive Award Plan of Transcept Pharmaceuticals, Inc.,
(5)	Registration Statement (Form S-8 No. 333-160222) pertaining to the 2009 Employee Stock Purchase Plan of Transcept Pharmaceuticals, Inc.,
(6)	Registration Statement (Form S-8 No. 333-201204) pertaining to the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended,
(7)

Registration Statement (Form S-8 No. 333-205482) pertaining to the Paratek Pharmaceuticals, Inc. 2006 Incentive Award Plan, as amended and restated, the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan, and the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan,

(8)	Registration Statements (Form S-8 Nos. 333-210053, 333-217660, and 333-224781) pertaining to the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan,
(9)	Registration Statement (Form S-8 Nos. 333-218847 and 333-228218) pertaining to the Paratek Pharmaceuticals, Inc. 2017 Inducement Plan, as amended, and
(10)	Registration Statement (Form S-8 No. 333-226507) pertaining to the Paratek Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan,

of our reports dated March 5, 2019, with respect to the consolidated financial statements of Paratek Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Paratek Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Paratek Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 5, 2019